                                                                      Exhibit 11


                  Western Pennsylvania Adventure Capital Fund
              Schedule of Computation of Earnings Per Common Share
                                For the Periods



                                                                April 1, 2000               January 1, 2000
                                                                   through                      through
                                                                June 30, 2000                June 30, 2000
                                                         ---------------------------  ---------------------------
                                                                 (unaudited)                  (unaudited)
Net Income (Loss)                                                        $   21,486                   $   28,010
                                                                         ==========                   ==========

Weighted Average Number of Common Shares Outstanding                      4,239,072                    4,059,716
                                                                         ==========                   ==========

Earnings per Common Share                                                $     0.01                   $     0.01
                                                                         ==========                   ==========



                                                               April 1, 1999               January 1, 1999
                                                                  through                      through
                                                               June 30, 1999                June 30, 1999
                                                         --------------------------   --------------------------
                                                                (unaudited)                  (unaudited)
Net Income (Loss)                                                        $      640                   $   (3,751)
                                                                         ==========                   ==========

Weighted Average Number of Common Shares Outstanding                      2,210,434                    2,210,434
                                                                         ==========                   ==========

Earnings per Common Share                                                $     0.00                   $     0.00
                                                                         ==========                   ==========